Exhibit 99.1

Contact:	Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com
Tony Good — Media
972.348.5425 Tony.Good@alliancedata.com
ALLIANCE DATA’S EPSILON TO ACQUIRE ABACUS, A LEADING
PROVIDER OF DATA AND MULTI-CHANNEL DIRECT MARKETING
SERVICES
Acquisition Drives Additional Momentum for Alliance Data’s Marketing Services Segment by
Expanding Epsilon’s Data, Database and Analytics Offerings, and Adding New Clients,
Capabilities and Services
DALLAS Dec. 28, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that its Epsilon unit has agreed to acquire Abacus, a division of DoubleClick Inc. Abacus is a leading provider of data, data management and analytical services for the retail and catalog industry, as well as other sectors. The acquisition is expected to close in the first quarter of 2007, following regulatory approval.
Alliance Data expects the acquisition to be a minimum of $0.05 accretive to cash EPS in 2007 and neutral to GAAP earnings. Accretion will accelerate thereafter due to both growth in the business and the de-leveraging of acquisition debt. Total consideration is expected to be approximately $435 million in cash, representing a multiple roughly equal to Alliance Data’s current multiple of EBITDA. Abacus’ current EBITDA margins are in excess of Alliance Data’s overall margins. Abacus’ approximately 525 employees, including senior management, will be integrated into Epsilon and its services will continue to carry the Abacus name under the Epsilon brand. Formal Alliance Data guidance will be more precisely updated and upgraded on its fourth- quarter earnings call (scheduled for Jan. 31, 2007) as visibility into the regulatory approval process and, hence, the closing date, becomes clearer.
The acquisition further cements Alliance Data’s confidence in continuing its strong track record of meeting or exceeding its model of top-line growth in the low teens, EBITDA growth in the mid teens, and cash EPS growth in the high teens. Additionally, plans for 2007 include double-digit organic growth, even in the face of very high 2006 comparisons in private label services.

Abacus
Founded in 1990, Abacus has offices in Lafayette, CO; Schaumburg, IL; and the United Kingdom and is a leading provider of data, data management and analytical services geared toward optimizing customer acquisition and retention efforts. Abacus’ products and services include consumer and business cooperative databases containing rich transactional data, custom marketing database design and management, and analytics services. These are used by more than 1,500 multi-channel catalogers, retailers, online merchants, and B-to-B marketers. Abacus clients include Brookstone, Sur La Table and Patagonia, to name a few.
Abacus is the industry innovator and a leader in cooperative data and databases, managing more than 5 billion consumer transactions (across 90+ million household buyers) and over 1.2 billion business-to-business transactions. Through its cooperative database offering, Abacus’ clients provide transactional data, universally recognized as a key predictor of future buying behavior, to the cooperative database in exchange for access to the database as they create and execute data-driven marketing campaigns. Leveraging data and proprietary modeling and analytics techniques, Abacus helps leading marketers use customer insight to optimize their acquisition and retention marketing ROI.
Epsilon’s Evolution
Recently, Epsilon has benefited from a series of successful strategic acquisitions that have enhanced the breadth and depth of its marketing services, allowing it to become one of the most robust and comprehensive providers of multi-channel, data-driven marketing technologies and services worldwide. Epsilon’s core offerings help leading marketers design, build and execute highly profitable marketing programs throughout the customer lifecycle. Components include: 1) strategic consulting and creative expertise; 2) data services; 3) database and loyalty services; 4) analytics; and 5) market leading, multi-channel delivery services to execute highly targeted marketing programs. The Abacus acquisition will significantly enhance Epsilon’s strong commitment to the retail sector and expands the breadth of Epsilon’s growing data offering. This data offering includes a compiled database of 227 million U.S. consumers, North America’s number one survey response database containing 40 million consumers (TargetSource®), and access to Epsilon’s highly deliverable and robust New Mover file, containing approximately 1.8 million new movers each month.

Acquisition Rationale and Benefits
The benefits Epsilon and Alliance Data expect to realize from the Abacus acquisition include:
•	An upside opportunity to expand Abacus’ cooperative services to Epsilon’s existing non-retail vertical clients (e.g., financial services, insurance, pharmaceutical, and travel among others);

•	Additional upside opportunities to sell Abacus solutions to Alliance Data’s 80+ private label credit card retail clients, and in return, Alliance Data will have the opportunity to discuss its private label offering with potential clients from among Abacus’ client base of more than 1,500;

•	Abacus’ offering complements, expands and strengthens Epsilon’s core offerings and provides additional scale to its data services, strategic database services and analytics offerings—three of Epsilon’s five key components;

•	A significantly stronger presence for Epsilon in the retail vertical and in the European market, with the addition of a significant presence in the United Kingdom;

•	Addition of Abacus’ talented team of more than 525 marketing and data experts;

•	Financial benefits from both a growth and accretion perspective.
Mike Parks, chairman and chief executive officer of Alliance Data, said the Abacus acquisition exemplifies Alliance Data’s continued strategic focus on further strengthening its integrated loyalty and marketing services offering. The strong synergies provided by the acquisition will benefit Alliance Data’s current and prospective client base, he added.
“Abacus is a perfect strategic fit and offers attractive financial opportunities for Alliance Data as we continue to build upon the recent significant growth we’ve achieved in our marketing services segment. Today’s announcement is representative of our ongoing commitment to offer a comprehensive suite of services that greatly enhance our clients’ marketing efforts and their ability to improve their bottom line. It also provides prime cross-selling opportunities across Alliance Data’s businesses. Furthermore, the employees, capabilities and industry expertise Abacus brings to the table allow us to further capitalize on a growing trend among leading brands to leverage data-driven strategies and techniques to grow their marketing success, customer relationships, and their businesses.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services, and loyalty and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the company, visit its web site, www.AllianceData.com.
About Epsilon
Epsilon is a leading provider of multi-channel, data-driven marketing technologies and services. Through its combination of client-centric marketing solutions, Epsilon helps leading companies understand, measure, manage and optimize their customer relationships. The organization’s end-to-end suite of integrated services includes strategic consulting, creative, data, database and loyalty technology, analytics, email and direct marketing distribution services to produce multi-channel marketing programs that generate measurable results throughout the customer lifecycle.
Founded in 1969, Epsilon is headquartered in Dallas, and comprises four business groups including Strategic Database Services, Interactive Services (formerly Epsilon Interactive), Agency and Direct Services and Data Services (formerly CPC Associates, Inc.). Epsilon works with more than 700 blue-chip brands and has offices throughout the United States, Europe and Asia. Epsilon is an Alliance Data company. For more information see www.epsilon.com.
About Abacus Abacus is the leading provider of cooperative data, data management and analytical services for direct marketing. Abacus provides the insight and capabilities that enable marketers to create, build and maintain profitable relationships with their customers, regardless of channel. For more information, please visit: www.abacus-us.com
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.